As filed with the Securities and Exchange Commission on July 25, 2005

                                                     Registration No. 333-123032

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                (Amendment No. 4)
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                           THE SAGEMARK COMPANIES LTD.
                 (Name of Small Business Issuer In Its Charter)

         New York                      0-4186                   13-1948169
  (State or jurisdiction          (Primary Standard          (I.R.S. Employer
     of incorporation         Industrial Classification      Identification No.)
     or organization)               Code Number)


                           1285 Avenue of the Americas
                                   35th Floor
                            New York, New York 10019
                                 (212) 554-4219
                         (Address and Telephone Number Of
                           Principal Executive Offices)


Theodore B. Shapiro, Chief Executive Officer                 With a copy to:
  1285 Avenue of the Americas, 35th Floor                Robert L. Blessey, Esq.
        New York, New York 10019                           51 Lyon Ridge Road
             (212) 554-4219                              Katonah, New York 10536
   (Name, Address and Telephone Number                       (914) 232-4510
          of Agent for Service)


                Approximate Date of Proposed Sale to the Public:
    From time to time after the effective date of the registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]:

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================

  Title of Each Class of                              Proposed Maximum        Proposed Maximum         Amount of
Securities Registration to       Amount to be        Offering Price Per      Aggregate Offering       Registration
       be Registered            Registered (1)            Share (2)                 Price                 Fee
---------------------------     --------------       ------------------      ------------------       ------------

Common Stock, par value            3,825,000                $3.40                $13,005,000            $1,530.69
$.01(3)
Common Stock, par value            1,912,500                $4.00(6)             $ 7,650,000            $  900.41
$.01(4)
Common Stock, par value            1,125,000                $3.40(6)             $ 3,825,000            $  450.20
$.01 (5)                                                                                                ---------
                                                                                                        $2,881.30

=================================================================================================================

   (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
   (2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.
   (3) Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.
   (4) Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the exercise of common stock purchase warrants at an exercise price of $4.00 per share issued to the selling stockholders named in the prospectus or a prospectus supplement.
   (5) Represents shares of the Registrant's common stock being registered for resale that have been or may be acquired upon the exercise of common stock purchase warrants at an exercise price of $2.00 per share issued to the selling stockholders named in the prospectus or a prospectus supplement.
   (6)   Represents the higher of: (i) the exercise prices of the warrants and
         (ii) the offering price of securities of the same class as the common stock underlying the warrants calculated in accordance with Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.


--------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Article VII of the Company's Restated Articles of Incorporation limits the liability of the Company's directors. It provides that no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which a director derived an improper personal benefit.

         In addition, Article VII of the Company's By-Laws provides that the Company shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person in connection with any proceeding arising by reason of the fact that such person has served as an officer, agent or director of the Company, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served as an officer or director of the Company.

         The Company entered into an Indemnification Agreement on January 2, 2003 with its then officers and directors pursuant to which, among other things, it agreed to indemnify such officers and directors against actions and proceedings that involve, directly or indirectly, activities of such individuals both in their respective capacities as officers, directors, advisors, or agents of the Company and actions by them taken in other capacities while serving as officers, directors, advisors, or agents of the Company. In accordance with the terms of such agreement, the Company also agreed to indemnify such persons with respect to actions or proceedings involving services performed by them on behalf of, in connection with, or related to any subsidiary of the Company, any employee benefit plan established for the benefit of employees of the Company, or any subsidiary, corporation, partnership or other entity in which the Company, or any subsidiary thereof, has a 5% or greater ownership interest, or any other affiliate thereof. Additionally, the Indemnification Agreement requires the Company to provide such indemnities with (i) mandatory indemnification in proceedings other than those by or in the right of the Company, (ii) mandatory indemnification in proceedings by or in the right of the Company, (iii) mandatory indemnification against expenses incurred while testifying, and (iv) reimbursement of expenses following any adjudication of negligence.

         The Business Corporation Law of the State of New York also contains provisions relating to indemnification of officers and directors.

         The Company has purchased director and officer liability insurance.

         Each Selling Stockholder has agreed to indemnify the Company, the officers and directors and controlling persons of the Company, and the officers and directors of the Company who sign the Registration Statement against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") or state law.

Item 25.  Other Expenses of Issuance and Distribution

         The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

Item                                               Amount
    SEC Filing Fee                                    $  2,881.30
    Printing Expenses                                 $  1,000.00
    Accounting Fees and Expenses                      $ 20,075.00
    Legal Fees and Expenses(1)*                       $176,000.00
    Blue Sky Fees and Expenses                        $ 26,210.00
    Miscellaneous                                     $ 14,644.00
                                                      -----------
    Total                                             $240,810.30

     --------------

      (1) Includes legal fees and expenses of counsel to the Placement Agent and the selling stockholders.

Item 26.  Recent Sales of Unregistered Securities

         Effective May 31, 2002, we closed a private placement of 321,668 unregistered shares of our common stock at a per share purchase price of $3.00 (an aggregate of $965,000) to seven accredited investors. Among such investors were Theodore B. Shapiro, an officer and director who purchased 33,334 shares for an aggregate of $100,002, Dr. Stephen A. Schulman, a director who purchased 33,333 shares for $99,999 and Robert L. Blessey, Esq., an officer and director who purchased 33,334 shares for an aggregate of $100,002. These shares were sold pursuant to Rule 506 of Regulation D of the Securities Act.

         On February 25, 2003, we closed a private placement of 400,000 unregistered shares of our common stock at a per share purchase price of $2.50 (an aggregate of $1,000,000) to nineteen accredited investors. Among such investors were Theodore B. Shapiro, an officer and director who purchased 50,000 shares in exchange for accrued and deferred salary of $125,000, and Dr. Stephen
A. Schulman, a director, who purchased 50,000 shares in exchange for accrued and deferred salary of $125,000. These shares were sold pursuant to Regulation D of the Securities Act.

         On December 22, 2003, we sold 40,000 unregistered shares of our common stock to an accredited investor at $2.50 per share (an aggregate of $100,000). These shares were sold pursuant to Section 4(2) of the Securities Act.

         On March 1, 2004, we issued 110,000 unregistered shares of its common stock to Theodore B. Shapiro, an officer and director, in exchange for $275,000 of accrued salary. On May 1, 2004 and June 1, 2004, we issued an aggregate of 20,000 unregistered shares of its common stock to Mr. Shapiro, in exchange for an aggregate of $50,000 of accrued salary. These shares were sold pursuant to
Section 4(2) of the Securities Act.

         On June 4, 2004, we sold 40,000 unregistered shares of our common stock at $2.50 per share (an aggregate of $100,000) to an accredited investor. These shares were sold pursuant to Section 4(2) of the Securities Act.

         On June 28, 2004, we issued 1,415,000 unregistered shares of our common stock to five entities pursuant to the provisions of a Stock Purchase Agreement dated as of May 1, 2001, as amended, between us and such entities. Among the entities that received such shares were Tara Capital, Inc., a corporation of which Theodore B. Shapiro, an officer and director, is a stockholder (275,000 shares), Pamels Corp., a corporation controlled by Dr. Stephen A. Schulman, a director (400,000 shares), and Bocara Corporation, a corporation controlled by Robert L. Blessey, an officer and director (525,000 shares). These shares were issued pursuant to Section 4(2) of the Securities Act.

         On November 28 and December 29, 2004, and January 15, 2005, we sold, in a private placement of its securities, 75 units of our securities consisting of an aggregate of 3,750,000 unregistered shares of its common stock, and warrants to purchase 1,875,000 unregistered shares of its common stock to 178 accredited investors at a per unit price of $2.00 (an aggregate of $7,500,000). The accredited investors in such private placement are identified in the Prospectus included as part of this Registration Statement in the Section entitled "Selling Stockholders." Joseph Stephens Company, Inc. acted as the placement agent in connection with such private placement and received, together with its designees and as partial consideration therefore, warrants to purchase 1,125,000 unregistered shares of our common stock. The terms of the warrants issued to such investors and placement agent are described in the Prospectus included as part of this Registration Statement in the Section entitled "Description of Capital Stock - The Warrants." Such securities were sold and issued pursuant to
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         On January 25, 2005, we issued to Elizabeth Farrell Longton, one of our officers, an option to purchase 35,000 unregistered shares of our common stock during a term of five years at an exercise price of $3.91 per share. The right to purchase such shares, upon exercise of such option, vests over a period of the first two years of such option. This option was issued pursuant to Section 4(2) of the Securities Act.

         In June 2005, we issued an aggregate of 50,000 unregistered shares of our common stock to three investors in consideration of the termination of an agreement previously entered into between us and such investors in April 2004. The shares were issued pursuant to Section 4(2) of the Securities Act.

         The Company will issue an aggregate of 75,000 shares of its common stock to the investors who or which purchased the Company's securities in a private placement which was completed in January 2005 (it will also increase, by an aggregate of 37,500 shares, the number of shares of the Company's common stock reserved for issuance under warrants held by such investors). These shares will be issued pursuant to Section 4(2) of the Securities Act.

Item 27.       Exhibits

  1 Placement Agency Agreement dated October 14, 2004 between The Sagemark Companies Ltd. and Joseph Stevens & Company, Inc. (7)

  3.1    Restated Articles of Incorporation of The Sagemark Companies Ltd. (1)

  3.2    By-Laws of The Sagemark Companies Ltd. (1)

  5      Form of Legal Opinion of Robert L. Blessey, Esq. (6)

  10.1 Form of Executive Employment Agreement dated as of May 21, 2001 between The Sagemark Companies Ltd. and Theodore B. Shapiro.(2)

  10.2 Form of Amendment dated October 14, 2004 to the Executive Employment Agreement dated as of May 21, 2001 between The Sagemark Companies Ltd. and Theodore B. Shapiro.(5)

  10.3 Form of Amendment to the Executive Employment Agreement dated as of May 21, 2001 between The Sagemark Companies Ltd. and Theodore B. Shapiro extending the Term thereof to March 24, 2010.(5)

  10.4 Form of Executive Employment Agreement dated as of May 21, 2001 between Premier P.E.T. Imaging International, Inc. and Dr. Stephen A. Schulman.(2)

  10.5 Form of Amendment No. 1 dated as of December 30, 2003 to the Executive Employment Agreement dated as of May 21, 2001 between Premier P.E.T. Imaging International Ltd. and Dr. Stephen A. Schulman.(5)

  10.6 Form of Amendment to the Executive Employment Agreement dated as of May 21, 2001 Premier P.E.T. Imaging International, Inc. and Dr. Stephen A. Schulman extending the Term thereof to March 24, 2010.(5)

  10.7 Employment Agreement dated January 25, 2005 between The Sagemark Companies Ltd. and Elizabeth Farrell Longton.(5)

  10.8 Form of Incentive Stock Option dated January 25, 2005 issued to Elizabeth Farrell Longton. (7)

  10.9 1999 Long-Term Incentive Plan of The Sagemark Companies Ltd. (formerly Consolidated Technology Group Ltd.).(3)

  10.10 Amendment No. 2 dated as of December 30, 2003 to the Stock Purchase Agreement dated as of May 14, 2001, as amended, by and among The Sagemark Companies Ltd., Pamels Corp., John M. Donaldson Revocable Trust, Tara Capital, Inc., Bocara Corporation, Mercury Capital Corp., Premier P.E.T. Imaging International, Inc. and Premier Cyclotron International Corp.(7)

  10.11 Lease dated as of May 22, 2002 between The Sagemark Companies Ltd. and Morris County PET Management, LLC. (7)

  10.12 Sublease dated as of June 10, 2002 between The Sagemark Companies Ltd. and Premier P.E.T. of Long Island, LLC. (7)

  10.13 Lease dated as of October 11, 2002 between The Sagemark Companies Ltd. and Premier P.E.T. of Long Island, LLC. (7)

  10.14 Lease dated as of February 1, 2004 between The Sagemark Companies Ltd. and Hialeah P.E.T. Management, LLC. (7)

  10.15 Lease dated as of January 1, 2005 between The Sagemark Companies Ltd. and P.E.T. Management of Queens, LLC. (7)

  10.16 Indemnity Agreement dated January 3, 2003 between The Sagemark Companies Ltd. and its officers and directors. (7)

  10.17 Master Loan Agreement dated April 25, 2001 by and between DVI Financial Services, Inc. and Premier P.E.T. Imaging of Wichita, Inc.

  10.18 Master Security Agreement dated April 25, 2001 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.19 Guaranty and Suretyship Agreement dated April 25, 2001 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc.

  10.20 Secured Promissory Note dated April 25, 2001, and Riders A, B. C and D thereto, dated April 25, 2001 by and between Premier P.E.T. Imaging of Wichita, Inc. and DVI Financial Services Inc.

  10.21 Subordination Agreement dated April 25, 2001, and Rider thereto, by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.22 Rider to Loan Documents dated May 17, 2001 by and between DVI Financial Services Inc. and Premier P.E.T. Imaging International, Inc.

  10.23 Rider to Loan Documents dated May 17, 2001 by and between DVI Financial Services Inc. and Premier P.E.T. Imaging of Wichita, Inc.

  10.24 Master Loan Agreement dated August 6, 2002 by and between DVI Financial Services Inc. and The Sagemark Companies Ltd.

  10.25 Rider to Loan Agreement dated August 6, 2002 by and between DVI Financial Services Inc, The Sagemark Companies Ltd., Premier P.E.T. Imaging International, Inc., Morris County PET Management LLC and Premier P.E.T. Imaging of New Jersey, Inc.

  10.26 Secured Promissory Note dated August 6, 2002 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.27 Master Security Agreement dated August 6, 2002 by and between Premier P.E.T. Imaging of New Jersey, Inc. and DVI Financial Services Inc.

  10.28 Collateral Rider to Master Security Agreement (Blanket Lien) dated August 6, 2002 by and between Premier P.E.T. Imaging of New Jersey, Inc. and DVI Financial Services Inc.

  10.29 Master Security Agreement dated August 6, 2002 by and between Morris County PET Management LLC and DVI Financial Services Inc.

  10.30 Collateral Rider to Master Security Agreement (Blanket Lien) dated August 6, 2002 by and between Morris County PET Management LLC and DVI Financial Services Inc.

  10.31 Collateral Rider to Master Security Agreement (Contract Rights) dated August 6, 2002 by and between Morris County PET Management LLC and DVI Financial Services Inc.

  10.32 Collateral Rider to Master Security Agreement (Professional Services/ Management Agreement) dated August 6, 2002 by and between Morris County PET Management LLC and DVI Financial Services Inc.

  10.33 Master Security Agreement dated August 6, 2002 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc

  10.34 Collateral Rider to Master Security Agreement (Equity Interests) dated August 6, 2002, by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc

  10.35 Master Security Agreement dated August 6, 2002 by and between The Sagemark Companies Ltd and DVI Financial Services Inc.

  10.36 Collateral Riders to Master Security Agreement dated August 6, 2002 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.37 Limited Guaranty and Suretyship Agreement dated August 6, 2002 by and between Premier P.E.T. Imaging of New Jersey Inc. and DVI Financial Services Inc.

  10.38 Limited Guaranty and Suretyship Agreement dated August 6, 2002 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc.

  10.39 Limited Guaranty and Suretyship Agreement dated August 6, 2002 by and between Morris County PET Management LLC and DVI Financial Services Inc.

  10.40 Master Loan Agreement dated November 8, 2002 by and between DVI Financial Services Inc. and The Sagemark Companies Ltd.

  10.41 Master Security Agreement dated November 8, 2002 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.42 Master Security Agreement dated November 8, 2002 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc.

  10.43 Master Security Agreement dated November 8, 2002 by and between Rockville PET Inc. and DVI Financial Services Inc.

  10.44 Master Security Agreement dated November 8, 2002 by and between Premier P.E.T. Imaging of Long Island, LLC and DVI Financial Services Inc.

  10.45 Rider to Loan Documents dated November 8, 2002 by and between DVI Financial Services Inc. and The Sagemark Companies Ltd.

  10.46 Subordination Agreement and Riders dated August 6, 2002 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.47 Secured Promissory Note, and Riders A, B, C and D, dated November 8, 2002 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.48 Limited Guaranty and Suretyship Agreement dated November 8, 2002 by and between Stephen A. Schulman, Theodore B. Shapiro and DVI Financial Services Inc.

  10.49 Limited Guaranty and Suretyship Agreement dated November 8, 2002 by and between Rockville PET Inc. and DVI Financial Services Inc.

  10.50 Limited Guaranty and Suretyship Agreement dated November 8, 2002 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc.

  10.51 Limited Guaranty and Suretyship Agreement dated November 8, 2002 by and between Premier P.E.T. of Long Island, LLC and DVI Financial Services Inc.

  10.52 Subordination Agreement dated November 8, 2002 by and between Premier P.E.T. Imaging International, Inc., Premier P.E.T. of Long Island, LLC, Rockville PET, Inc. and DVI Financial Services Inc.

  10.53 Master Loan Agreement dated March 16, 2003 by and between DVI Financial Services Inc. and The Sagemark Companies Ltd.

  10.54  Master Security Agreement dated March 16, 2003 by and between Alberto
         M. Eiber and DVI Financial Services Inc.

  10.55 Master Security Agreement dated March 16, 2003 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc.

  10.56 Master Security Agreement dated March 16, 2003 by and between Hialeah P.E.T. Management, LLC and DVI Financial Services Inc.

  10.57 Master Security Agreement dated March 16, 2003 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.58 Rider to Loan Documents dated March 16, 2003 by and between DVI Financial Services Inc., The Sagemark Companies Ltd., Premier P.E.T. Imaging International, Inc. and Hialeah P.E.T. Management, LLC.

  10.59 Secured Promissory Note dated March 16, 2003 by and between The Sagemark Companies Ltd. and DVI Financial Services Inc.

  10.60 Limited Guaranty and Suretyship Agreement dated March 16, 2003 by and between Alberto M. Eiber and DVI Financial Services Inc.

  10.61 Limited Guaranty and Suretyship Agreement dated March 16, 2003 by and between Premier P.E.T. Imaging International, Inc. and DVI Financial Services Inc.

  10.62 Limited Guaranty and Suretyship Agreement dated March 16, 2003 by and between Hialeah P.E.T. Management, LLC and DVI Financial Services Inc.

  10.63 Subordination Agreement dated March 16, 2003 in favor of DVI Financial Services Inc.

  10.64 Subordination Agreement dated March 16, 2003 in favor of DVI Financial Services Inc.

  10.65 Master Lease Agreement (Quasi) dated as of June 24, 2003 between General Electric Capital Corporation and The Sagemark Companies Ltd.

  10.66 Non-GE Equipment Addendum dated as of June 24, 2003 to Master Lease Agreement (Quasi) dated as of June 24, 2003 by and between General Electric Capital Corporation and The Sagemark Companies Ltd.

  10.67 Equipment Schedule dated as of June 24, 2003 to Master Lease Agreement (Quasi) dated as of June 24, 2003 by and between General Electric Capital Corporation and The Sagemark Companies Ltd.

  10.68 Promissory Note dated as of December 31, 2004 by and between GE Healthcare Financial Services and The Sagemark Companies Ltd.

  10.69  Form of Investor Warrant. (4)

  10.70  Form of Placement Agency Warrant. (4)

  10.71 Letter Agreement dated May 27, 2005 between P.E.T. Management of Queens, LLC and Shaindy Steinberg Grantor Trust, Isaac Grossman Grantor Trust, and Mindy Weiss Grantor Trust. (7)

  21     Subsidiaries of The Sagemark Companies Ltd. State of Company
         Incorporation

         SIS Capital Corp.                                         Delaware
         Premier P.E.T. Imaging International, Inc.                Delaware
         Premier Cyclotron International Corp.                     Delaware
         Premier P.E.T. Imaging of Wichita, LLC                    Kansas
         Premier P.E.T. Imaging of Arlington Heights, Inc.         Illinois
         Premier P.E.T. Imaging of New Jersey, Inc.                New Jersey
         Morris County PET Management, LLC                         New Jersey
         Premier P.E.T. of Long Island, LLC                        New York
         Hialeah PET Management LLC                                Florida
         P.E.T. Management of Queens, LLC                          New York

         There are no other subsidiaries with significant operations or liabilities.

  23     Consents of Experts and Counsel.

----------

(1) Filed as an Exhibit to Form 10-KSB for the year ended December 31, 2003 and incorporated herein by reference.
(2) Filed as an Exhibit to Form 8-K filed on May 1, 2001 and incorporated herein by reference.

(3) Filed as an Exhibit to Schedule 14A filed on June 25, 1999 and incorporated herein by reference.
(4) Filed as an Exhibit to Form 8-K filed on December 3, 2004 and incorporated herein by reference.
(5) Filed as an Exhibit to Form 10-KSB for the year ended December 31, 2004 and incorporated herein by reference.
(6) Filed as an Exhibit to Form SB-2/A dated June 8, 2005 and incorporated herein by reference.
(7) Filed as an Exhibit to Form SB-2/A dated July 12, 2005 and incorporated herein by reference.

Item 28. Undertakings

         (a)      The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
                           (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reelected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

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

jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 25, 2005.


THE SAGEMARK COMPANIES LTD.

By: /s/ THEODORE B. SHAPIRO
    --------------------------------
    Theodore B. Shapiro, President
    and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                            Office                            Date

/s/ THEODORE B. SHAPIRO         President, Chief Executive        July 25, 2005
---------------------------     Officer and Director
Theodore B. Shapiro             (Principal Executive Officer)


/s/ STEPHEN A. SCHULMAN         Director                          July 25, 2005
---------------------------
Stephen A. Schulman

/s/ GEORGE W. MAHONEY           Chief Financial Officer           July 25, 2005
---------------------------     (Principal Financial and
George W. Mahoney               Accounting Officer)

/s/ ROBERT L. BLESSEY           Director                          July 25, 2005
---------------------------
Robert L. Blessey

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